Exhibit 21.1

Subsidiaries of Bruker BioSciences Corporation

Name of Subsidiary	Jurisdiction of Incorporation
Bruker AXS Inc.	Delaware, USA
Bruker Daltonics Inc.	Delaware, USA
Bruker Optics Inc.	Delaware, USA
Bruker BioSciences Security Corp.	Massachusetts, USA
Bruker AXS GmbH	Germany
Bruker AXS K.K.(2)	Japan
Bruker AXS B.V.(2)	The Netherlands
Bruker do Brasil Ltda.(1)	Brazil
Bruker AXS Ltd.(1)	United Kingdom
Bruker AXS SAS(1)	France
Bruker AXS S.r.l.(1)	Italy
Bruker Austria GmbH(1)	Austria
Bruker South Africa (Pty) Ltd.(1)	South Africa
Bruker AXS Pte Ltd (Singapore)(1)	Singapore
Bruker Polska Sp. Z o.o.(1)	Poland
Bruker AXS Microanalysis GmbH(1)	Germany
Roentec UK Ltd.(3)	United Kingdom
Baltic Scienctific Instruments Ltd.(4)	Latvia
InCoaTec GmbH(5)	Germany
KeyMaster Technologies	Delaware, USA
Bruker Quantron GmbH(1)	Germany
Bruker AXS Analytical Instruments Pvt. Ltd.(1)	India
Bruker Daltonics NBC Detection Corp.	Massachusetts, USA
Bruker Daltonics Korea Co., Ltd.	South Korea
Bruker BioSciences Espanola S.A.	Spain
Bruker Daltonics Ltd.	United Kingdom
Bruker Daltonique S.A.	France
Bruker Daltonics K.K.	Japan
Bruker Daltonics GmbH	Switzerland
Bruker Daltonics Scandinavia AB	Sweden
Bruker Daltonik GmbH	Germany
Bruker Daltonics LTD	Canada
Bruker Daltonics S.r.l.	Italy
Bruker Daltonics Pte Ltd (Singapore)	Singapore
Bruker Daltonics BioSciences Pty. Ltd.	Australia
Bruker Daltonics B.V.	The Netherlands
Bruker Daltonics SPRL/BVBA	Belgium
Bruker Daltonics Inc. Taiwan Branch	Taiwan
Bruker Optik GmbH	Germany
Bruker Optique SA(6)	France
Bruker Optics AB(6)	Sweden
Bruker Optics S.r.l.(6)	Italy
Bruker Optics GmbH	Switzerland
Bruker Optics Ltd.	Canada
Bruker Optik Asia Pacific Limited(6)	Hong Kong
Bruker Instruments Ltd.(6)	China
Bruker Optics Taiwan Ltd.(7)	Taiwan
Bruker Optik Southeast Asia(7)	Singapore
Bruker Optics Ltd.	United Kingdom
Bruker Optics K.K.	Japan
Bruker Optics B.V.(6)	The Netherlands
Bruker Optics Korea(8)	South Korea
Interspectra OU(9)	Estonia

(1)               These entities are indirect subsidiaries of Bruker AXS Inc. (“BAXS”). Each is a wholly-owned subsidiary of Bruker AXS GmbH; Bruker AXS GmbH, in turn, is a 90% owned subsidiary of BAXS and a 10% owned subsidiary of Bruker BioSciences Corporation.

(2)               These entities are wholly-owned subsidiaries of BAXS.

(3)               Roentec UK Ltd. is a wholly-owned subsidiary of Bruker AXS Microanalysis GmbH.

(4)               Baltic Scientific Instruments (“BSI”) is an indirect subsidiary of BAXS. BSI is 75.5% owned by Bruker AXS GmbH.

(5)               InCoaTec GmbH (“InCoaTec”) is na indirect subsidiary of BAXS. InCoaTec is 51% owned by Bruker AXS GmbH.

(6)               These entities are indirect subsidiaries of Bruker Optics Inc. (“BOPT”). Each is a wholly-owned subsidiary of Bruker Optik GmbH; Bruker Optik GmbH is, in turn, a wholly-owned subsidiary of BOPT.

(7)               These entities are indirect subsidiaries of BOPT. Each is a wholly-owned subsidiary of Bruker Optik Asia Pacific Limited; Bruker Optik Asia Pacific Limited is in turn a wholly-owned subsidiary of Bruker Optik GmbH.

(8)               Bruker optics Korea is an indirect subsidiary of BOPT. It is a wholly-owned subsidiary of Bruker Optics K.K. Bruker Optics K.K. is, in turn, a wholly-owned subsidiary of BOPT.

(9)               Interspectra OU is an indirect subsidiary of BOPT. Interspectra is 76% owned by Bruker Optik GmbH.